Phillips-Van Heusen Letterhead




Dear        :


     We refer to that certain agreement, dated           , by and
between you and us which provides you with a target monthly
benefit of $           under our so-called "Capital Accumulation
Plan". This letter, when accepted by you, will constitute an amendment of such agreement to the extent set forth herein:

     1. Part A of Article THIRD of said agreement is hereby amended to read as follows:

          A. The term "Acceleration Event" shall mean a Change in Control.

     2. Part D of Article THIRD of said agreement (the definition of a "Change in Chief Executive Officer") is hereby deleted.

     3. Part E of Article THIRD of said agreement (the definition of "Change in Control") is hereby amended by deleting the proviso at the end thereof.

     4. Part M of Article THIRD of said agreement (the definition of "Phillips Family") is hereby deleted.

     5. Except as hereby expressly amended and modified, the provisions of said agreement shall remain in full force and effect.

     If the foregoing is acceptable to you, please sign and return to us the enclosed copy of this letter.


                         Very truly yours,

                         PHILLIPS-VAN HEUSEN CORPORATION



                         By:


ACCEPTED AND AGREED TO: